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                                                                    EXHIBIT 10.6

                                SAM G. LINDSAY
                            211 Evening Canyon Road
                        Corona del Mar, California 92625








August 1, 1995





Grip Technologies, Inc.
1681 McGaw
Irvine, California  92714



Gentlemen:

This letter will confirm my agreement to defer until January 1, 1997, all of the following: (1) any salary I earned from Grip Technologies, Inc. (the Company) through July 31, 1995, and (2) reimbursement of all business expenses I incurred through July 31, 1995.

This letter modifies my prior agreement to defer all salary and expense reimbursement from prior periods, to extend that deferral through January 1, 1997.


Very truly yours,

/s/ Samuel G. Lindsay

Samuel G. Lindsay